                                                                   EXHIBIT 10.14


                    SOUTHERN STATES COOPERATIVE, INCORPORATED
                             SPLIT DOLLAR AGREEMENT


            THIS AGREEMENT, made as of the _____ day of ____, 19__, by and between Southern States Cooperative, Incorporated, a Virginia corporation (herein called Corporation") and _______ (herein called "Employee"), an individual residing in the Commonwealth of Virginia.

            WHEREAS, Employee is employed by Corporation;

            WHEREAS, Employee wishes to obtain life insurance protection for his family in the event of his death, under a policy of life insurance insuring his life (herein called the "Policy");

            WHEREAS, Corporation is willing to pay a portion of the premium due on the Policy for Employee, on the terms and conditions herein set forth; and

            WHEREAS, Employee will be the owner of the Policy and possess all incidents of ownership in and to the Policy and the Policy will be collaterally assigned to Corporation by Employee, in order to secure the repayment of its interest in the Policy.

            NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, the parties agree as follows:


                                    ARTICLE I
                                     Policy
                                     ------

            1.1 Application for Insurance. Employee has purchased or will
                -------------------------
contemporaneously purchase the policy of life insurance insuring his or her life, which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was or will be issued by the insurance company identified in Exhibit A (herein called "Insurer") in the total initial face
amount of    Dollars ($ ). The parties hereto have taken all necessary action to
          ---------- ---
cause Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement.

            1.2 Assignment of Policy. To secure the repayment to Corporation of
                --------------------
its Corporate Interest in the Policy arising hereunder and as defined in paragraph 5.4, Employee has, contemporaneously herewith, assigned the Policy to Corporation as collateral, in the form attached hereto as Exhibit B (the "Assignment"). The Assignment shall be filed with Insurer and shall not be terminated, altered or amended by Employee, without the express written consent of Corporation. The parties agree to be bound by the terms and conditions of the Assignment and of this Agreement.

            1.3 Additional Policy Benefits and Riders.  Employee may add a rider
                -------------------------------------
to the Policy for Employee's own benefit. Upon written request by Corporation, Employee shall add a rider to the Policy for the benefit of Corporation.


                                   ARTICLE II
                               Ownership of Policy
                               -------------------

            2.1 Ownership of Policy. Employee shall be the sole and absolute
                -------------------
owner of the Policy including all supplemental riders and endorsements, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

            2.2 Corporation's Rights.  Corporation's rights with respect to the
                --------------------
Policy shall be limited to the following:

                (i) The right to receive the Corporate Interest upon the occurrence of a Termination Event as defined in paragraph 5.1 or upon Rollout as defined in paragraph 5.3;

                (ii)  The right to possess the Policy;

                (iii) The right to borrow against the Policy and to secure such loan with the Policy in an amount which together with the unpaid interest thereon will at no time exceed the Corporate Interest; and

                (iv) The right to release the Assignment upon receipt of the Corporate Interest.

Corporation shall make the Policy reasonably available to Employee and Insurer.

            2.3 Employee's Rights. Employee, as owner of the Policy, shall
                -----------------
retain all other rights in the Policy not held by Corporation pursuant to paragraph 2.2, including but not limited to, the following:

                 (i) The right to succeed to full ownership of the Policy cash values after satisfaction of the Corporation Interest upon the occurrence of a Termination Event or Rollout;

                 (ii) The right to designate and change the beneficiary or beneficiaries of the portion of the Policy payable upon the death of Employee, pursuant to paragraph 4.1 (the "Employee Death Benefit Portion"); and

                 (iii) The right to assign Employee's rights in and with respect to the Policy.

Prior to a Termination Event, Employee shall not have the right to borrow against the Policy.

            2.4 Application of Dividends. Dividends shall be applied to purchase
                ------------------------
paid-up additional insurance protection.


                                   ARTICLE III
                                Premium Payments
                                ----------------

            3.1 Payment of Premiums on the Policy. On or before the due date of
                ---------------------------------
each Policy premium, or within the grace period provided therein, Corporation shall pay the full amount of all premiums (including the cost associated with all supplemental riders and endorsements) on the Policy to Insurer according to the schedule of planned annual premiums in the Policy, and shall, upon request, promptly furnish Employee evidence of timely payment of such premium.

            3.2 Reimbursement by Employee. Each month, Employee shall reimburse
                -------------------------
Corporation a portion of the premium paid by Corporation. The amount of the reimbursement shall equal one-twelfth (1/12) of:

                 (i) The economic value attributable to the life insurance protection provided to Employee under this Agreement, plus

                 (ii) The excess, if any, of the actual premium for the Policy and for any rider added to the Policy to benefit Employee over Insurer's standard class premium rates for like policies having the same face amount and carrying no rider.

The value of the economic benefit attributable to the life insurance protection provided to Employee under this Agreement shall be the lower of the PS-58 rates or Insurer's current published premium rate for annually renewable term insurance for standard risks, assuming death benefit equal to the face amount of the Policy less the Corporate Interest.


                                   ARTICLE IV
                                 Death Benefits
                                 --------------

        4.1  Employee's Death Benefit Portion. If Employee dies prior to a
             --------------------------------
Termination Event, Employee's designated beneficiary or beneficiaries as set forth in the Policy shall be entitled to receive the excess of the death proceeds as provided in the Policy over the Corporate Interest. For purposes of this Agreement, "death proceeds" shall mean the face amount of the death benefit provided for in the Policy plus any increase in the Death Benefit from dividends, cash or accumulation value as those terms may be defined in the Policy contract or option contained therein.

        4.2  Corporation's Death Benefit Portion. Corporation shall have the
             -----------------------------------
unqualified right to receive a portion of such death benefit equal to the Corporate Interest.

                                    ARTICLE V
                            Termination of Agreement
                            ------------------------

        5.1  Termination of Agreement.  This Agreement shall terminate, without
             ------------------------
notice, upon the occurrence of any of the following events:

                  (i) The total cessation of the business of Corporation;

                 (ii) The bankruptcy, receivership or dissolution of
             Corporation;

                (iii) The termination of Employee's employment with Corporation prior to his or her retirement (other than by reason of Employee's death or disability); or

                 (iv) The failure of Employee to repay to Corporation, his or her portion of the premiums required by paragraph 3.2 whether such failure occurs while Employee is employed with Corporation or following his or her retirement or disability.

The events described in this paragraph are referred to throughout this Agreement as "Termination Events". For this purposes, "retirement" means Employee's retirement determined under the Retirement Plan for Employees of Southern States and "disability" means the inability to work due to illness or injury as determined under the Southern States Long Term Disability Plan.

        5.2  Disposition of Policy upon Termination of Agreement. If this
             ---------------------------------------------------
Agreement terminates pursuant to an event described in paragraph 5.1, Employee shall have the right to obtain a release of the collateral assignment of the Policy to Corporation. To obtain such release, Employee shall repay to Corporation within sixty (60) days of the Termination Event, the Corporate Interest. Alternatively, at the election of Employee prior to the expiration of said sixty (60) day period, Employee may request, in writing, that Corporation apply to Insurer for a loan from the Policy the proceeds of which shall be paid to Corporation in satisfaction of its Corporate Interest. Upon receipt of such amount, Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release. If Employee fails to exercise either such option within such sixty (60) day period, then, at the request of Corporation, Employee shall execute any document or documents required by Insurer to transfer the interest of Employee in the Policy to Corporation. Alternatively, Corporation may enforce its right to be repaid the Corporate Interest from the cash surrender value of the Policy under the collateral assignment of the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due Corporation, such excess shall be paid to Employee.

Thereafter, neither Employee nor his respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

            5.3 Rollout of Policy to Employee. If an Employee retires or
                -----------------------------
terminates employment with Corporation as a result of a disability and no Termination Event has occurred prior to Employee's reaching his or her Rollout Age as that term is defined in Exhibit A hereto, Corporation shall surrender dividend additions (and, if necessary, apply for a loan from the Policy the proceeds of which shall be paid to Corporation) in an amount sufficient to satisfy its Corporate Interest and, having obtained such satisfaction, shall execute any document or documents required by Insurer to release the Assignment so that Employee's rights in and to the Policy shall become free and clear of any obligation to Corporation.

            5.4 Corporate Interest Defined. Corporate Interest means an amount
                --------------------------
equal to the cumulative value of all premiums paid by Corporation, less (i) the amounts repaid to it by Employee pursuant to paragraph 3.2 and (ii) any indebtedness secured by the Policy that was incurred by Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness.


                                   ARTICLE VI
                                Named Fiduciaries
                                -----------------

            6.1 Fiduciaries. The named fiduciary and Plan Administrator shall be
                -----------
Richard G. Sherman.


                                   ARTICLE VII
                                Claims Procedure
                                ----------------

            7.1 Claims Procedure. If for any reason a claim for benefits under
                ----------------
this Plan is denied, the Plan Administrator shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of this Agreement on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                 (i) The claimant's claim shall be deemed filed when presented orally or in writing to the Plan Administrator.

                 (ii) The Plan Administrator's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

            7.2 Claims Review. The claimant shall have sixty (60) days following
                -------------
his receipt of the denial of the claim to file with the Plan Administrator a written request for review of the denial. For such review, the claimant or his representative may submit pertinent document and written issues and comments. The Plan Administrator shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of this Agreement on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.


                                  ARTICLE VIII
                            Miscellaneous Provisions
                            ------------------------

            8.1  Insurer not a Party. Insurer shall be fully discharged from its
                 -------------------
obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall Insurer be considered a party to this Agreement, or any subsequent modifications or amendments of this Agreement. No provision of this Agreement, nor of any modification or amendment of this Agreement, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of Insurer as expressly provided in the Policy, except insofar as the provisions of this Agreement are made a part of the Policy by the Assignment executed by Employee and filed with Insurer in connection herewith.

            8.2  Severability. The invalidity or unenforceability of any
                 ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision.

            8.3  Entire Agreement. This Agreement constitutes the entire
                 ----------------
agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to the same.

            8.4  Waiver. No waiver of any provision of this Agreement shall be
                 ------
effective as against the waiving party unless such waiver is in writing signed by the waiving party. Waiver by a party as provided in this section shall not be construed as or constitute either a continuing waiver or a waiver of any other matter.

            8.5  Modification. This Agreement may not be amended, altered or
                 ------------
modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

            8.6  Benefit. This Agreement shall be binding on and inure to the
                 -------
benefit of Corporation and its successors and assigns and Employee and his successors, assigns, heirs, executors, administrators, and beneficiaries. All benefits payable pursuant to this Agreement shall be payable only from the Policy, and only to the extent that the Policy so provides.

            8.7  Governing Law. This Agreement, and the rights of the parties
                 -------------
hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

            8.8  Original Copies. This Agreement may be executed in more than
                 ---------------
one counterpart, each of which shall be deemed an original.

            8.9  Headings.  The underlined headings herein are for convenience
                 --------
only and shall not affect the interpretation of this Agreement.

            8.10 Interpretation. This Agreement will be interpreted consistent
                 --------------
with its being a welfare benefit plan for a select group of management and highly compensated employees. The Plan Administrator shall have full discretion authority to interpret the terms of the Agreement which interpretations shall be binding and conclusive for all purposes.

            8.11 Notice to Parties. Any and all notices required to be given
                 -----------------
under the terms of this Agreement shall be given in writing and signed by the appropriate party, and shall be sent by certified mail, postage prepaid, to the appropriate address set forth below:

                 (i) to Employee at:

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                 (ii) to Corporation at:

                      Southern States Cooperative, Incorporated
                      6606 West Broad Street
                      Post Office Box 26234
                      Richmond, Virginia  23260
                      ATTN:  Richard G. Sherman

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the above written date.


                                           SOUTHERN STATES COOPERATIVE,
                                                    INCORPORATED


                                           By:
                                              ----------------------------------
                                                    President


                                           [INSERT NAME OF EMPLOYEE]

                                           -------------------------------------

                                    EXHIBIT A
                                    ---------

The following life insurance policy or policies is (are) subject to the attached Split-Dollar Agreement:

Insurer - Northwestern Mutual Life Insurance Company

Insured  -

Policy Number -

Face Amount -

Corporation - Southern States Cooperative Incorporated

Date of Issue -  _________________, 19__

Rollout Age -

                                    EXHIBIT B
                                    ---------

                Assignment of Life Insurance Policy as Collateral
                -------------------------------------------------

A. FOR VALUE RECEIVED,______ ("Employee") hereby assigns, transfers and setsover to Southern States Cooperative, Incorporated, with its principal offices in Richmond, Virginia, its successors and assigns, (herein called the "Corporation") Policy No.____, issued by The Northwestern Mutual Life Insurance Company, (herein the "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of Employee, an individual residing in the Commonwealth of Virginia and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which Insurer may have against the Policy. The undersigned by this instrument jointly and severally agree and Corporation, by the acceptance of this Assignment, agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Assignment and pass by virtue hereof:

   1. The right to collect from Insurer an amount equal to the Corporate Interest in the Policy or a portion of the death proceeds as provided for under the terms of a Split Dollar Agreement between Employee and Corporation, dated (herein called the "Split Dollar Agreement"), when it becomes a claim by death or maturity or upon such other events as may be set forth in the Split Dollar Agreement:

   2. The right to surrender the Policy and receive the surrender values thereof at any time provided by the terms of the Policy and at such other times as Insurer may allow; and

   3. The right to obtain one or more loans or advances on the Policy, either from Insurer, or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Assignment and do not pass by virtue hereof:

      1. The right to collect from Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

      2. The right to designate and change the beneficiary;

      3. The right to elect any optional mode of settlement permitted by the Policy or allowed by Insurer,

but the reservation of these rights shall in no way impair the right of Corporation to surrender the Policy completely with all its incidents or impair any other right of Corporation hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Assignment and to the rights of Corporation hereunder.

D. This Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the undersigned, or any of them, to Corporation, either now existing or that may hereafter arise under the terms of the Split Dollar Agreement (all of which liabilities secured or to become secured are herein called "Liabilities").

E.   Corporation covenants and agrees with the undersigned as follows:

     1. That any balance of sums received hereunder from Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by Corporation to the persons entitled thereto under the terms of the Policy had this Assignment not been executed;

                                     -B-1-

     2. That Corporation will not exercise either the right to surrender the Policy or the right to obtain policy loans from Insurer, except as expressly provided under the terms of the Split Dollar Agreement; and

     3. That Corporation will upon request forward without unreasonable delay to Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. Insurer is hereby authorized to recognize Corporation's claims to the rights hereunder without investigation into the reason for any action taken by Corporation, or the validity or the amount of the Liabilities or the existence of any default therein, or the application to be made by Corporation of any amounts to be paid to Corporation. The sole signature of Corporation shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of Corporation for any sums received shall be a full discharge and release to Insurer. Checks for all of any part of the sums payable under the Policy and assigned herein, shall be drawn to the exclusive order of Corporation (or to the Beneficiary if so directed by Corporation), if, when, and in such amounts as may be requested by Corporation.

G. The exercise of any right, option privilege or power given herein to Corporation shall be at the option of Corporation, but (except as restricted by Paragraph E(2) above) Corporation may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

H. Corporation may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as Corporation shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment, without resorting or regard to other security.

I. Each of the undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

   EXECUTED IN RICHMOND, VIRGINIA THIS ________ DAY OF__________________, 19__.


---------------------------------                 ------------------------------
Witness                                           Employee

                                                  Employee's Address:


                                                  ------------------------------

                                                  ------------------------------
COMMONWEALTH OF VIRGINIA
       OF
-------  -------

            Subscribed, sworn and acknowledged before me by _________________, the Employee, subscribed and sworn before me by _____, the witness, this _________ day of _______________, 19__.

                                            [SEAL]________________________
                                                        Notary Public
                                                   My Commission expires ______.

                                     -B-2-

                                                                Attachment A
                                                            to EXHIBIT 10.14


                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS
               Executive Officers who Participate in the Company's
          Executive Split Dollar Program Under Agreements Substantially
        in the Form of the Split Dollar Agreement Filed as EXHIBIT 10.15

Executive                             Policy No.        Face Amount      Age at Rollout   Issue Date        Status
---------                             ----------             ------             ------    ---------        ------
N. Hopper Ancarrow, Jr.               13126400            103,580            65            11/01/94         Active

Gene R. Anderson                      13132450            105,487            75            11/01/94         Active

Wayne A. Boutwell                     13969294            208,885            75            11/01/96         Active

Jonathan A. Hawkins                   13127063            106,438            75            11/01/94         Active

Kenneth G. McClung                    13127184            104,340            66            11/01/94         Active

Charles A. Miller, III                13132566            105,000            75            11/01/94         Active

M. Terry Ragsdale                     13127269            159,541            85            11/01/94         Retired

Richard G. Sherman                    13127882            103,093            65            11/01/94         Active

George W. Winstead                    13126278            104,823            67            11/01/94         Active

                                     -B-3-